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                                                                   EXHIBIT 10.27
                                                                   -------------








                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                              GCC INVESTMENTS, LLC

                     (A DELAWARE LIMITED LIABILITY COMPANY)


                           DATED AS OF AUGUST 11, 1999




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                                TABLE OF CONTENTS


                                                                            PAGE


ARTICLE I - DEFINITIONS........................................................1

   SECTION 1.01.  Definitions..................................................1

ARTICLE II - ORGANIZATION......................................................1

   SECTION 2.01.  Formation of Limited Liability Company.......................1
   SECTION 2.02.  Firm Name; Registered and Principal Office...................1
   SECTION 2.03.  Purposes.....................................................2
   SECTION 2.04.  Powers.......................................................2
   SECTION 2.05.  Tax Treatment................................................2

ARTICLE III - MANAGING MEMBER..................................................3

   SECTION 3.01.  Name and Address.............................................3
   SECTION 3.02.  Management and Control of the Company........................3
   SECTION 3.03.  Powers.......................................................3
   SECTION 3.04.  Certificate of Formation.....................................4
   SECTION 3.05.  Other Activities.............................................4
   SECTION 3.06.  Avoidance of Conflicts of Interest...........................4
   SECTION 3.07.  Duty of Care.................................................4
   SECTION 3.08.  Investment and Other Limitations.............................5
   SECTION 3.09.  Borrowing; Guarantees........................................6
   SECTION 3.10.  Classification as Partnership................................6

ARTICLE IV - CLASS A MEMBER....................................................6

   SECTION 4.01.  Name and Address.............................................6
   SECTION 4.02.  Limited Liability............................................6
   SECTION 4.03.  No Control of Company........................................6
   SECTION 4.04.  Dissolution or Bankruptcy....................................6

ARTICLE V - EXPENSES; MANAGEMENT AGREEMENT.....................................7

   SECTION 5.01.  Management Agreement.........................................7
   SECTION 5.02.  Fees and Commissions from Portfolio Companies................7

ARTICLE VI - ADVISORY COMMITTEE................................................7

   SECTION 6.01.  Appointment..................................................7
   SECTION 6.02.  Meetings.....................................................8
   SECTION 6.03.  Duties.......................................................8
   SECTION 6.04  Valuation Procedures..........................................8
   SECTION 6.05.  Voting; Rules and Procedures.................................9
   SECTION 6.06.  Duty of Care.................................................9


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ARTICLE VII - CAPITAL OF THE COMPANY...........................................9

   SECTION 7.01.  Capital Contributions........................................9
   SECTION 7.02.  No Interest or Withdrawals..................................10
   SECTION 7.03.  Minimum Capital Contribution of Managing Member.............10

ARTICLE VIII - ACCOUNTS.......................................................10

   SECTION 8.01.  Capital Accounts............................................10
   SECTION 8.02.  Accounting for Distributions in Kind........................11
   SECTION 8.03.  Compliance with Treasury Regulations........................11

ARTICLE IX - ALLOCATIONS......................................................11

   SECTION 9.01.  Allocations of Net Gain.....................................11
   SECTION 9.02.  Allocations of Net Loss.....................................12
   SECTION 9.03.  Other Specially Allocated Items.............................12
   SECTION 9.04.  Limitation on Loss Allocations..............................13
   SECTION 9.05.  Timing of Allocations.......................................13
   SECTION 9.06.  Advisory Nature of Allocations..............................14

ARTICLE X - DISTRIBUTIONS.....................................................14

   SECTION 10.01.  Amount, Timing and Form....................................14
   SECTION 10.02.  Distributions..............................................15
   SECTION 10.03.  Distribution Limitations...................................16
   SECTION 10.04.  Tax Withholding............................................19
   SECTION 10.05.  Certain Distributions Prohibited...........................19

ARTICLE XI - DURATION OF THE COMPANY..........................................20

   SECTION 11.01.  Term of Company............................................20
   SECTION 11.02.  Dissolution................................................20

ARTICLE XII - LIQUIDATION OF THE COMPANY......................................20

   SECTION 12.01.  General Provisions.........................................20
   SECTION 12.02.  Liquidating Distributions..................................20
   SECTION 12.03.  Expenses of Liquidator(s)..................................20
   SECTION 12.04.  Duration of Liquidation....................................21
   SECTION 12.05.  Duty of Care...............................................21
   SECTION 12.06.  No Liability for Return of Capital.........................21

ARTICLE XIII - LIMITATION ON TRANSFERS OF INTEREST OF CLASS A MEMBER..........21

   SECTION 13.01.  Transfers of Class A Membership Interest...................21
   SECTION 13.02.  Publicly Traded Partnership Provisions.....................22
   SECTION 13.03.  Other Prohibited Legal Consequences........................22
   SECTION 13.04.  Admission of Substituted Class A Members...................22
   SECTION 13.05.  Covenants of Class A Member................................23

ARTICLE XIV - NO WITHDRAWAL OF COMPANY MEMBERSHIP INTERESTS...................23

   SECTION 14.01.  No Withdrawal of Company Membership Interests..............23
   SECTION 14.02.  Withdrawal of the Managing Member..........................23


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ARTICLE XV - NO TRANSFER OF MEMBERSHIP INTEREST OF THE MANAGING MEMBER........25

   SECTION 15.01.  No Transfer of Membership Interest of the Managing
                   Member.....................................................25

ARTICLE XVI - INDEMNIFICATION.................................................25

   SECTION 16.01.  General Provisions.........................................25
   SECTION 16.02.  Advance Payment of Expenses................................26
   SECTION 16.03.  Limitation by Law..........................................26

ARTICLE XVII - ACCOUNTING; RECORDS AND REPORTS; ANNUAL MEETINGS...............26

   SECTION 17.01.  Fiscal Year; Tax Elections.................................26
   SECTION 17.02.  Keeping of Accounts and Records............................27
   SECTION 17.03.  Inspection Rights..........................................27
   SECTION 17.04.  Independent Accountants....................................27

ARTICLE XVIII - WAIVER AND AMENDMENT..........................................27

   SECTION 18.01.  Waiver and Amendment.......................................27

ARTICLE XIX - GENERAL PROVISIONS..............................................28

   SECTION 19.01.  Notices....................................................28
   SECTION 19.02.  Additional Documents.......................................28
   SECTION 19.03.  Binding on Successors......................................28
   SECTION 19.04.  Counterparts...............................................28
   SECTION 19.05.  Governing Law..............................................28
   SECTION 19.06.  Securities Act Matters.....................................28
   SECTION 19.07.  Right to Rely on Authority of Managing Member..............29
   SECTION 19.08.  Tax Matters Partner........................................29
   SECTION 19.09.  Contract Construction......................................29
   SECTION 19.10.  Section Headings...........................................29


APPENDIX A -   Definitions...................................................A-1
APPENDIX B -   Regulatory and Tax Allocations................................B-1
SCHEDULE A -   Names and Addresses of the Members ..............................
SCHEDULE B -   Put Agreement....................................................
SCHEDULE C -   Management Agreement.............................................
SCHEDULE D -   Certain Portfolio Securities.....................................


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                              GCC INVESTMENTS, LLC

                       LIMITED LIABILITY COMPANY AGREEMENT



         LIMITED LIABILITY COMPANY AGREEMENT, dated as of this 11th day of August, 1999, by and among Chestnut Hill Capital Partners, LLC, a limited liability company organized under the laws of the State of Delaware, as the Managing Member, and Chestnut Hill Re, Inc., a wholly-owned subsidiary of GCC Investments, Inc. and a corporation organized under the laws of the State of [DELAWARE], as the Class A Member. The Managing Member and the Class A Member are sometimes referred to herein collectively as the "MEMBERS".


                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.01. DEFINITIONS. Capitalized terms used herein without definition have the meanings ascribed to them in APPENDIX A annexed hereto.


                                   ARTICLE II

                                  ORGANIZATION

         SECTION 2.01. FORMATION OF LIMITED LIABILITY COMPANY. The Members agree to carry on a limited liability company (the "COMPANY") subject to the terms of this Agreement pursuant to and in accordance with the Delaware Limited Liability Company Act, as amended (the "DELAWARE ACT").

         SECTION 2.02. FIRM NAME; REGISTERED AND PRINCIPAL OFFICE. The name of the Company is "GCC Investments, LLC." The initial address of the Company's registered office in Delaware is 1013 Centre Road, Wilmington, County of New Castle, Delaware 19085 and its initial registered agent at such address for service of process is Corporation Service Company. The principal office of the Company initially shall be located at 1300 Boylston Street, Chestnut Hill, MA 02467. With the prior approval of the Advisory Committee, the Managing Member may change the location of the registered office and principal office of the Company to such other location within the United States as the Managing Member may determine at any time, upon written notice to all the Members indicating the new location of such principal office. With the prior approval of the Advisory Committee, the Managing Member may cause the Company to open such additional offices at such other locations as the Managing Member in its sole discretion may determine.


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         SECTION 2.03. PURPOSES. The principal purpose of the Company is to locate, analyze and invest in equity and equity-oriented securities, including securities convertible into or exercisable or exchangeable for equity securities and, in furtherance thereof, (a) to hold, and to sell, distribute or otherwise dispose of its Portfolio Securities in accordance with this Agreement over such period as the Advisory Committee, after soliciting the recommendation of the Managing Member, determines to be in the best interest of the Members, and (b) subject to the terms and provisions of this Agreement, otherwise to engage in any lawful activity for which limited liability companies may be organized under the laws of the State of Delaware.

         SECTION 2.04. POWERS. Subject to all of the terms and provisions hereof, and consistent with the purposes of the Company, the Company shall have the following powers:

         (a) to purchase, invest in and sell securities and interests in securities of every kind, including, without limitation, capital stock, partnership interests, limited liability company membership interests, bonds, notes, debentures, trust receipts, and other obligations, as well as rights and options to purchase and sell securities;

         (b) to make and perform all contracts and engage in all activities and transactions necessary or advisable to carry out the purposes of the Company, including, without limitation, the purchase, sale, transfer, pledge and exercise of all rights, privileges and incidents of ownership or possession with respect to any Company asset or liability; the securing of payment of any Company obligation by hypothecation or pledge of Company assets; and the guaranty of or becoming surety for the debts of others, subject to Section 3.09 hereof; and

         (c) otherwise to have all the powers available to it as a limited liability company under the laws of the State of Delaware.

         SECTION 2.05. TAX TREATMENT. The Members intend that the Company shall be classified and treated as a partnership for federal income tax purposes within the meaning of Section 761(a) of the Code and that the Managing Member and the Class A Member shall be treated as partners in a partnership for such purposes within the meaning of Section 761(b) of the Code. The Members agree that the economic sharing agreement among the Members set forth in this Agreement appropriately reflects the contributions and the activities of the Members on behalf of the Company in their respective capacities as "partners" in a partnership within the meaning of Subchapter K of the Code. Further, the Members intend, and the Managing Member shall use its best efforts to ensure, that the Company will be treated as an "investment partnership" as such term is defined in Section 731(c)(3)(A)(iii) of the Code and the Treasury Regulations promulgated thereunder.


                                   ARTICLE III

                                 MANAGING MEMBER

         SECTION 3.01. NAME AND ADDRESS. The name and address of the Managing Member is set forth in Schedule A. SCHEDULE A shall be amended from time to time to reflect any change

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in the address or identity of the Managing Member. The liability of the Managing
Member to make capital contributions to the Company shall be limited to any unpaid capital contributions which it agreed to make to the Company, except as otherwise provided under the Delaware Act or as expressly provided in this Agreement.

         SECTION 3.02. MANAGEMENT AND CONTROL OF THE COMPANY. Subject to the provisions of this Agreement and consistent with the investment purposes set forth herein, the management of the Company shall be vested in the Managing Member. Company policies shall be subject to the approval of the Advisory Committee.

         SECTION 3.03. POWERS. Subject to the provisions of this Agreement and consistent with the investment purposes set forth herein, the Managing Member shall have the power on behalf and in the name of the Company to carry out and implement any and all of the purposes of the Company set forth in Section 2.03 and to exercise any of the powers of the Company set forth in Section 2.04 including, without limitation, the power to:

         (a) open, maintain and close accounts with brokers and give instructions or directions in connection therewith;

         (b) open, maintain and close bank accounts and draw checks or other orders for the payment of money;

         (c) receive, dispose of and deal in all securities, checks, money and other assets or liabilities of the Company;

         (d) hire and fire investment bankers, attorneys, accountants, consultants, custodians, contractors and other agents, and pay them compensation;

         (e) enter into, make and perform such contracts, agreements and other undertakings, and do any and all such other acts required of the Company with respect to its interest in any corporation, partnership, limited partnership, limited liability company, trust, association or other entity or activity, including but not limited to, entering into agreements with respect to such interests, which agreements may contain such terms, conditions and provisions as the Managing Member in its sole discretion shall approve;

         (f) maintain one or more offices and in connection therewith rent or acquire office space and do such other acts as may be advisable in connection with the maintenance of such offices; and

         (g) notwithstanding the foregoing, the Managing Member shall not enter into any material contracts, agreements or undertakings without the approval of the Advisory Committee.

         SECTION 3.04. CERTIFICATE OF FORMATION. The Managing Member shall file for public record with the appropriate public authorities, and, if required, publish the Certificate of Formation of the Company and any amendments thereto and take all such other action as may be

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required to preserve the limited liability of the Members in any jurisdiction in which the Company shall conduct operations.

         SECTION 3.05. OTHER ACTIVITIES. The Managing Member and the Principals at all times shall devote substantially all of their business time and effort to the activities of the Company.

         SECTION 3.06. AVOIDANCE OF CONFLICTS OF INTEREST. The Company has adopted the following policies to deal with potential conflicts of interest.

         (a) All investment opportunities which come to the attention of the Managing Member or a Principal, except for such opportunities which it or he reasonably believes are not within the purposes of the Company, shall be made available to the Company before it or he invests, directly or indirectly, if the investment decision is controlled by it or him, in such opportunities.

         (b) The Managing Member and the Principals shall not invest directly or indirectly, if the investment decision is controlled by the Managing Member or a Principal (other than through the Company), in any Portfolio Company or in any Person being considered by the Company as a prospective Portfolio Company.

         (c) The Managing Member and each Principal shall comply with the policies and guidelines for trading of securities established from time to time by GCX.

         (d) Except for transactions that are specifically permitted under the terms and provisions of this Agreement or as otherwise approved by the Advisory Committee, any transaction between the Managing Member, the Principals or their Affiliates and the Company or any Portfolio Company shall be on terms no less favorable to the Company or the Portfolio Company, as the case may be, than are generally afforded to unrelated third parties in comparable transactions.

         SECTION 3.07.  DUTY OF CARE.

         (a) It is recognized that decisions concerning investments or potential investments involve the exercise of judgment and the risk of loss. The Managing Member and the Principals shall exercise their best judgment in making investments on behalf of the Company and in carrying out their other obligations hereunder, and the Managing Member, its members, employees, agents and Affiliates and the Principals shall not incur any liability to the Company or to the Class A Member for making such investments on behalf of the Company or carrying out such obligations, in each case in accordance with the standard of care set forth in Section 3.07(b). In addition, the Managing Member, its members, employees, agents and Affiliates, and the Principals and their respective partners, employees, agents and Affiliates shall be entitled to indemnification by the Company to the extent provided in Article XVI hereof.

         (b) The Managing Member, its members (including the Principals), employees, agents and the Affiliates of the Managing Member and any Principal shall not be liable to the Company or to any Member for any loss suffered by the Company or any Member which arises

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out of any investment or any other action or omission of the Managing Member, any member, employee, agent or Affiliate of the Managing Member or any Principal, provided that (1) the Managing Member, member, employee, agent or Affiliate of the Managing Member, or such Principal acted in good faith and in a manner such Person reasonably believed to be in, or not opposed to, the best interest of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe such Person's conduct was unlawful, and (2) such course of conduct did not constitute gross negligence or willful misconduct of the Managing Member, member, employee, agent or Affiliate of the Managing Member or such Principal; nor shall the Managing Member, any member, employee, agent of the Managing Member or any Affiliate of the Managing Member or any Principal be liable for the negligence, whether of omission or commission, dishonesty or bad faith of any employee, broker or other agent of the Company selected and supervised by the Managing Member (or any member, employee or agent of the Managing Member or any Affiliate of the Managing Member or any Principal) with reasonable care. The Managing Member, the members, employees and agents and the Affiliates of the Managing Member and the Principals shall be fully protected and justified with respect to any action or omission taken or suffered by any of them in good faith if such action or omission is taken or suffered in reliance upon and in accordance with the opinion or advice as to matters of law of legal counsel, or as to matters of accounting of accountants, selected by any of them with reasonable care.

         SECTION 3.08. INVESTMENT AND OTHER LIMITATIONS. The Company shall not, without the prior approval of the Advisory Committee, invest in the securities issued by any entity. The Managing Member shall sell, transfer or otherwise dispose of a Portfolio Security as directed by the Advisory Committee; provided that any decision by the Advisory Committee to sell, transfer or otherwise dispose of a Portfolio Security shall be made only after soliciting the recommendation of the Managing Member. The Managing Member and the Principals shall not cause the terms and provisions of the GPLLC Agreement to be waived, modified, terminated or amended without the written consent of the Advisory Committee. If a "Cause Event", as defined in the GPLLC Agreement, occurs with respect to a member of the Managing Member, the Managing Member shall cause such member's interest in the Managing Member to be converted into a "Retired Member's interest", as defined in the GPLLC Agreement, if, as and when directed by the Advisory Committee.

         SECTION 3.09. BORROWING; GUARANTEES. Without the prior approval of the Advisory Committee, the Managing Member may not cause the Company to borrow money, pledge any assets of the Company, grant a lien on such assets, or otherwise incur indebtedness or guaranty the indebtedness of Portfolio Companies.

         SECTION 3.10. CLASSIFICATION AS PARTNERSHIP. The Managing Member agrees that it (a) will not cause or permit the Company to elect (1) to be excluded from the provisions of Subchapter K of the Code or (2) to be treated as a corporation for federal income tax purposes; (b) will cause the Company to make any election reasonably determined to be necessary or appropriate in order to ensure the treatment of the Company as a partnership for federal income tax purposes; (c) will cause the Company to file any required tax returns in a manner consistent with its treatment as a partnership for federal income tax purposes; and (d) has not taken, and

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will not take, any action that would be inconsistent with the treatment of the
Company as a partnership for such purposes.


                                   ARTICLE IV

                                 CLASS A MEMBER

         SECTION 4.01. NAME AND ADDRESS. The Class A Member's address is set forth in SCHEDULE A. SCHEDULE A shall be amended from time to time to reflect any change in such address or the identity of the Class A Member.

         SECTION 4.02. LIMITED LIABILITY. The liability of the Class A Member to the Company shall be limited to any unpaid capital contributions which it agreed to make to the Company, except as otherwise provided under the Delaware Act or as expressly provided in this Agreement.

         SECTION 4.03. NO CONTROL OF COMPANY. The Class A Member, in its capacity as such, shall not take any part in the control of the affairs of the Company, shall not undertake any transactions on behalf of the Company, and shall not have any power to sign for or to bind the Company.

         SECTION 4.04. DISSOLUTION OR BANKRUPTCY. The bankruptcy, liquidation or dissolution of the Class A Member shall not result in the termination of the Company, but the rights and obligations of the Class A Member under this Agreement shall accrue to the Class A Member's successor or legal representative. Except as expressly provided in this Agreement, no other event affecting the Class A Member (including but not limited to insolvency) shall affect this Agreement.


                                    ARTICLE V

                         EXPENSES; MANAGEMENT AGREEMENT

         SECTION 5.01.  MANAGEMENT AGREEMENT.

         (a) The Class A Member (or an Affiliate thereof) shall enter into a Management Agreement of even date herewith, in the form attached hereto as SCHEDULE C, with the Managing Member (as amended from time to time, the "Management Agreement).

         Except as specifically provided in this Agreement, the Managing Member shall not receive any salary, commission, fee or other compensation from the Company and, while the Management Agreement is in effect, the Principals shall not receive any salary, commission, fee or other compensation for services from the Company.

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         SECTION 5.02. FEES AND COMMISSIONS FROM PORTFOLIO COMPANIES. The
Managing Member and its Affiliates (including the Principals) shall be permitted to receive fees, commissions and other compensation from Portfolio Companies, provided, however, that any director's, consulting, monitoring, investment banking, transaction or break-up fees or other remuneration (including, without limitation, proceeds from the disposition of any stock option received in connection with service as a director, consultant or investment banker) paid to the Managing Member, a Principal, or any Affiliate of the Managing Member or Principal by or with respect to a Portfolio Company for services rendered shall be received by the Managing Member or any such Affiliate as an agent of the Company and remitted to the Company immediately or at such other time or times as determined by the Managing Member with the approval of the Advisory Committee. Any Person receiving such Portfolio Company remuneration hereby agrees to use its or his best efforts to ensure that the Company, rather than such Person, is treated for tax purposes as earning such remuneration.


                                   ARTICLE VI

                               ADVISORY COMMITTEE

         SECTION 6.01. APPOINTMENT. The Company shall have an advisory committee (the "ADVISORY COMMITTEE") which shall consist of four members, one of whom shall be a designee of the Managing Member and the remainder of whom shall be designees of the Class A Member. A member of the Advisory Committee may be removed and replaced at any time, with or without cause, by the Member that designated such member to the Advisory Committee. The Advisory Committee shall elect a chairman (the "CHAIRMAN") from among its members. Any member of the Advisory Committee, other than the designee of the Managing Member, is eligible to become the Chairman.

         SECTION 6.02. MEETINGS. The Advisory Committee shall meet at least quarterly at such times as its members may determine. At all meetings, a majority of the members then holding office (including the Chairman) shall constitute a quorum for the transaction of business. Any action required or permitted to be taken at any meeting may be taken without a meeting if a majority of the members then holding office consent thereto and such action and consent is memorialized in a writing or writings filed with the records of proceedings of the Advisory Committee.

         SECTION 6.03. DUTIES. The functions of the Advisory Committee shall be:

         (a) to review and approve or disapprove of proposed Company actions and investments to the extent required by Sections 2.02, 3.02, 3.06(d), 3.08 and
3.09 or any other applicable sections of this Agreement;

         (b) to review and approve or disapprove of Company distributions proposed to be made to the extent provided in Article X;

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


         (c) to review and approve or disapprove of proposed valuations of assets and liabilities of the Company in accordance with Section 6.04;

         (d) to review and approve the Management Fee for the Managing Member in accordance with the Management Agreement;

         (e) to review the Managing Member's investment progress;

         (f) to approve the selection of the Company's independent public accountants;

         (g) to resolve any questions relating to potential conflicts of interest between the Managing Member, a Principal or an Affiliate of either such Person on the one hand, and the Company on the other hand;

         (h) to resolve any other issues brought to the Advisory Committee by the Managing Member and to perform such other functions as are provided for under this Agreement; and

         (i) to hire and replace such attorneys, accountants or other advisors on behalf of the Company as the Advisory Committee may determine.

         SECTION 6.04. VALUATION PROCEDURES. Whenever valuation of Company assets or net assets is required by this Agreement, the Managing Member shall submit to the Advisory Committee for approval its proposed valuation of Company assets, including therewith a statement setting forth the basis of valuation of each such asset. If the Advisory Committee fails to approve the valuations proposed by the Managing Member within fifteen (15) business days following submission by the Managing Member, then the managers of the Managing Member will meet with the Advisory Committee, either in person or by telephone conference, to review the proposed valuations and to consider changes therein proposed by the Advisory Committee. If the Managing Member and the Advisory Committee cannot agree on the valuation of Company assets within thirty (30) business days after the original submission by the Managing Member, then the alternative valuations proposed by the Advisory Committee shall be deemed accepted as the valuation of the Company assets.

         SECTION 6.05. VOTING; RULES AND PROCEDURES. All approvals, disapprovals, vetoes and other actions taken by the Advisory Committee shall be authorized by a majority of the Committee members then holding office, including the Chairman. The Advisory Committee shall have the authority to adopt rules and procedures, not inconsistent with this Agreement, relating to the conduct of its affairs.

         SECTION 6.06. DUTY OF CARE. The members of the Advisory Committee shall exercise their best judgment in carrying out their functions for the Company. No member of the Advisory Committee shall be liable to the Company or to any Member for any loss suffered by the Company or any Member which arises out of any action or omission of such member, provided that (1) such member acted in good faith and in a manner such Person reasonably believed to be in, or not opposed to, the best interest of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe such Person's conduct was unlawful, and (2) such course of conduct did not constitute gross negligence or willful misconduct of such member. The Advisory Committee and each member thereof shall be fully protected and justified with respect to any action or omission taken or suffered by any of them in good faith if such action or omission is taken or suffered in reliance upon and in accordance with the opinion or advice as to matters of law of legal counsel, or as to matters of accounting of accountants, selected by any of them with reasonable care. In addition, each member of the Advisory Committee shall be entitled to indemnification by the Company to the extent provided in Article XVI hereof.


                                   ARTICLE VII

                             CAPITAL OF THE COMPANY

         SECTION 7.01.  CAPITAL CONTRIBUTIONS.

         (a) Each Member's initial capital contribution shall be due on the date determined by the Advisory Committee. The amount of the Members' initial capital contributions shall be determined by the Managing Member with the consent of the Advisory Committee. Each Member's initial capital contribution shall be made, with the approval of the Advisory Committee, (i) in cash, (ii) in securities of entities that would be treated as Portfolio Companies hereunder if the Company, rather than the Member, had acquired such securities directly from the issuer, or (iii) in a combination of the foregoing. The Managing Member's initial capital contribution shall be made in an amount equal to 1% of the aggregate capital contribution due from all Members (including the Managing Member).

         (b) Each Member shall make additional contributions to the capital of the Company ("ADDITIONAL CAPITAL CONTRIBUTIONS"), upon no less than three (3) business days' prior written notice from the Managing Member, solely for the purpose of allowing the Company to make investments in Portfolio Securities approved by the Advisory Committee pursuant to Section 3.08. Each contribution notice shall set forth the date on which the related Additional Capital Contribution is due. The amount of capital required to be contributed by each Member on each occasion of a capital contribution shall be computed by the Managing Member so that the Class A Member contributes 99% of the aggregate capital contribution to be made by all Members at such time and the Managing Member contributes 1% of the aggregate capital contribution to be made by all Members at such time. A Member may not make less than the full amount of an Additional Capital Contribution and all Additional Capital Contributions shall be made in cash in United States dollars, unless otherwise approved by the Advisory Committee.

         (c) In the event that a Member makes all or a portion of its initial capital contribution to the Company by contributing securities (the "CONTRIBUTED SECURITIES"), such securities shall be credited to the Member's Capital Account, as such term is defined in Article VIII hereof, at their respective Gross Asset Values. The books and records of the Company, including for this purpose the Capital Account of the Member, shall reflect such Gross Asset Value. SCHEDULE D shall set forth the Gross Asset Values of any Contributed Securities and any Contributed Securities Interest applicable to such Contributed Securities.

         SECTION 7.02. NO INTEREST OR WITHDRAWALS. No interest shall accrue on any capital contribution made by a Member, and no Member shall have the right to withdraw or to be repaid any of its capital contributions so made, except as specifically provided in this Agreement.

         SECTION 7.03. MINIMUM CAPITAL CONTRIBUTION OF MANAGING MEMBER. Notwithstanding any other provision of this Agreement, the Managing Member shall contribute cash (unless otherwise agreed to by the Advisory Committee) to the Company at such times and in such amounts as necessary to ensure that the paid-in capital contributions of the Managing Member are at all times equal to 1% of the aggregate paid-in capital contributions of all Members at such time.


                                  ARTICLE VIII

                                    ACCOUNTS

         SECTION 8.01. CAPITAL ACCOUNTS. There shall be established on the books of the Company a capital account (the "CAPITAL ACCOUNT") for each Member that shall consist of such Member's initial capital contribution to the Company and that shall be:

         (a) Increased by (1) any Additional Capital Contributions made to the Company by such Member pursuant to this Agreement and (2) any amounts from time to time in the nature of income or gain added to the Capital Account of such Member pursuant to Article IX or APPENDIX B; and

         (b) Decreased by (1) any distributions made to such Member and (2) any amounts in the nature of loss, deduction or expense subtracted from the Capital Account of such Member pursuant to Article IX or Appendix B.

         SECTION 8.02. ACCOUNTING FOR DISTRIBUTIONS IN KIND. For purposes of maintaining Capital Accounts when Company property is distributed in kind:

         (a) The Company shall treat such property as if it had been sold for its Gross Asset Value on the date of distribution;

         (b) Any difference between the Gross Asset Value as so determined and the Cost of such property shall constitute Net Gain or Loss and shall be allocated to the Capital Accounts of the Members pursuant to Article IX; and

         (c) The Capital Account of any Member receiving a distribution in kind shall be reduced by an amount equal to the fair market value of such property on the date of distribution (net of any liabilities secured by such distributed property that such Member is considered to assume or take subject to under
Section 752 of the Code).

         SECTION 8.03. COMPLIANCE WITH TREASURY REGULATIONS. To the extent consistent with Section 9.06, the foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 704(b) of the Code and Treasury Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such regulations. In the event that the Advisory Committee shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such regulations, the Advisory Committee may make such modification.

                                   ARTICLE IX

                                   ALLOCATIONS

         SECTION 9.01. ALLOCATIONS OF NET GAIN. Except as provided in Section 9.05, as of the end of each fiscal year of the Company and after giving effect to the special allocations set forth in Sections 9.03 and 9.04 and APPENDIX B, the Net Gain (if any) of the Company for such fiscal year shall be allocated to the Capital Accounts of the Members as follows (provided, however, that the Class A Member shall be entitled at such times and in the manner determined by the Advisory Committee, to a priority allocation of Net Gain, in an amount equal to the aggregate amount of Contributed Securities Interest, so as to ensure that the balance in its Capital Account reflects the Contributed Securities Interest):

         (a) First, to all Members, in proportion to the respective amounts of Net Loss (if any) previously allocated to each such Member pursuant to Section 9.02(d) and not offset by prior allocations of Net Gain made pursuant to this
Section 9.01(a), an amount of Net Gain equal to the aggregate amount of such Net Loss;

         (b) Second, to all Members, in proportion to their respective Preferential Return Allocations, an amount of Net Gain equal to the aggregate amount of all such Preferential Return Allocations;

         (c) Third, to the Class A Member, an amount of Net Gain equal to the Class A Member's Make-Whole Amount; and

         (d) Fourth, 80% to all Members in proportion to their respective Contributions and 20% to the Managing Member.

         SECTION 9.02. ALLOCATIONS OF NET LOSS. Except as provided in Section 9.05, as of the end of each fiscal year of the Company and after giving effect to the special allocations set forth in Sections 9.03 and 9.04 and APPENDIX B, the Net Loss (if any) of the Company for such fiscal year shall be allocated to the Capital Accounts of the Members as follows (provided, however, that the Advisory Committee may in its discretion adjust the allocations of Net Loss hereunder in a manner consistent with the economic agreement between the Members with respect to Contributed Securities Interest):

         (a) First, to all Members, in proportion to the respective amounts of Net Gain (if any) previously allocated to each such Member pursuant to Section 9.01(d) and not offset by prior allocations of Net Loss made pursuant to this
Section 9.02(a), an amount of Net Loss equal to the aggregate amount of such Net Gain (if any);

         (b) Second, to the Class A Member, an amount of Net Loss equal to the aggregate amount of Net Gain (if any) previously allocated to the Class A Member pursuant to Section 9.01(c) and not previously offset by prior allocations if Net Loss pursuant to this Section 9.02(b);

         (c) Third, to all Members, in proportion to the respective amounts of Net Gain (if any) previously allocated to each such Member pursuant to Section 9.01(b) and not offset by prior allocations of Net Loss made pursuant to this
Section 9.02(c), an amount of Net Loss equal to the aggregate amount of such Net Gain (if any); and

         (d) Fourth, to all Members in proportion to their respective Contributions.

         SECTION 9.03.  OTHER SPECIALLY ALLOCATED ITEMS.

         (a) As of the end of each fiscal year of the Company and after giving effect to the special allocations set forth in Section 9.04 and APPENDIX B, the Return Interest of the Company for such fiscal year shall be allocated to the Managing Member.

         (b) From time to time, in its sole discretion, the Advisory Committee may set off against the Excess Costs the unallocated pool amounts described in Sections 4 and 5 of the GCC Investments, Inc. Incentive Pool Plan as adopted effective November 1, 1996, as amended from time to time, and the Advisory Committee in its sole discretion may make such adjustments to the allocations made or to be made under this Article IX as it may determine to be necessary or appropriate.

         SECTION 9.04.  LIMITATION ON LOSS ALLOCATIONS.

         (a) If and to the extent that any allocation of Company items in the nature of loss or expense to any Member would cause such Member's Capital Account to be negative, then such item(s) shall be allocated first to the Capital Accounts of the other Members in proportion to the positive balances in their respective Capital Accounts until all such Capital Accounts are reduced to zero, and then to the Capital Accounts of the Members in such proportions as the Advisory Committee may determine. An allocation pursuant to this Section 9.04 shall be made only if and to the extent that such Member's Capital Account would be negative after all allocations required by this Article IX have been made tentatively as if this Section 9.04 and APPENDIX B were not included in this Agreement.

         (b) In the event that any special allocations of losses or expenses are made pursuant to Section 9.04(a), items of gross Company income and gain from subsequent periods shall be specially allocated to offset, to the extent feasible and as promptly as possible, such special allocations of loss or expense.

         SECTION 9.05.  TIMING OF ALLOCATIONS.

         (a) The Advisory Committee shall cause the allocations required by this Agreement to be made no less frequently than as of the end of each fiscal year.

         (b) With respect to gains and losses on distributions in kind, (i) any Net Gain or Loss deemed to have been realized pursuant to Section 8.02 on a distribution of property in kind shall be allocated, immediately prior to the time such distribution is made, to and among the Members' Capital Accounts on the same basis as an equivalent amount of Net Gain or Loss would be allocated for a hypothetical fiscal year ending immediately prior to such distribution; and (ii) for this purpose, there shall be taken into account any Net Gain or Loss attributable to distributions in kind previously made during the fiscal year but, for administrative convenience, there shall not be taken into account other items of Company income, gain, loss or deduction realized or incurred since the end of the prior fiscal year, except as provided in Section 9.05(c).

         (c) The Advisory Committee may cause the Company to make the allocations described in this Article IX (other than allocations for tax purposes pursuant to Part 4 of APPENDIX B) at a time other than as of the end of a fiscal year on the basis of an interim closing of the Company's books at such time. In that event, each short fiscal period attributable to any such interim closing shall constitute a fiscal year for purposes of this Article IX. In the event that the Company sells, transfers or otherwise exchanges a Portfolio Security during a fiscal quarter, and such sale, transfer or exchange would cause such Portfolio Security to be treated as a Disposed Investment for purposes of this Agreement, then the Managing Member shall make the allocations described in Article IX (other than allocations for tax purposes pursuant to Part 4 of APPENDIX B) as of the end of such fiscal quarter on the basis of an interim closing of the Company's books at such time.

         SECTION 9.06. ADVISORY NATURE OF ALLOCATIONS. The allocation provisions contained in this Article IX and in APPENDIX B are advisory allocations only, and shall have no effect on the amounts to be distributed to the Members pursuant to the Agreement, whether in liquidation or otherwise. Accordingly, if the Advisory Committee determines that in any fiscal year the allocations set forth in this Article IX and in APPENDIX B do not satisfy the "economic effect equivalence" test or the "partners' interest in the partnership" test and would not otherwise be respected under the provisions of Section 704(b) of the Code, then all items of Net Gain, Net Loss and other items of income, gain, loss, deduction and credit shall be allocated to and among the Members so as to ensure to the maximum extent possible (i) that such allocations satisfy the economic effect equivalence test of Treasury Regulations Section 1.704-1(b)(2)(ii)(i) or the partners interest in the partnership test of Treasury Regulations Section 1.704-(b)(3) and (ii) that all allocations of items that cannot have economic effect are allocated to the Members in accordance with their interests in the Company. Without limiting the foregoing, the economic effect equivalence test may generally be satisfied by allocating items that can have economic effect so that the balance of each Member's Capital Account at the end of any taxable year would be equal to the amount of cash that the Member would receive (or would be negative by the amount of cash that such Member would be required to contribute to the Company) if the Company sold all of its property for an amount of cash equal to the book value (as determined pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)) of such property, and all of the cash of the Company remaining after payment of all liabilities of the Company were distributed in liquidation immediately following the end of such taxable year pursuant to the Agreement. In the event that the Company incurs any liability, claim or indebtedness that would constitute a "nonrecourse liability" within the meaning of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder, the Advisory Committee may make such adjustments to the foregoing allocation provisions as it may determine to be necessary or appropriate.


                                    ARTICLE X

                                  DISTRIBUTIONS

         SECTION 10.01.  AMOUNT, TIMING AND FORM.

         (a) The Advisory Committee, after soliciting the recommendation of the Managing Member, shall determine the amount, timing and form (including whether such distribution shall be made in cash or in securities) of all distributions made by the Company and the decision of the Advisory Committee shall be binding upon the Members. Notwithstanding the foregoing, the Advisory Committee shall cause the Company to distribute the net proceeds from the disposition of Portfolio Securities within ten (10) days after the end of the fiscal quarter in which such disposition occurs.

         (b) Unless otherwise determined by the Advisory Committee, each class of securities to be distributed in kind shall be distributed to the Members in proportion to their respective shares of the proposed distribution as provided in Section 10.02, except to the extent that a disproportionate distribution of such securities is necessary in order to avoid distributing fractional shares. For purposes of the preceding sentence, each lot of stock or other securities having a separately identifiable tax basis or holding period shall be treated as a separate class of securities.

         (c) Notwithstanding anything to the contrary set forth herein, in the event that the distribution of securities to any Member would result in the recognition of gain by any Member under federal, state or local income tax laws, the Advisory Committee, in its sole discretion, shall have the authority to make such adjustments to the amounts distributable to the Members under this Article X as it may deem to be necessary or appropriate, including but not limited to causing the Company to refrain from making any distribution of securities to any Member.

         SECTION 10.02.  DISTRIBUTIONS.

         (a) Except as otherwise explicitly provided in this Agreement, all distributions prior to the commencement of the liquidation of the Company's assets pursuant to Article XII shall be made in accordance with this Section
10.02. All distributions made pursuant to, or referred to in, this Section 10.02 are referred to herein as "DISTRIBUTIONS."

         (b) First, Distributions shall be made to all Members in proportion to their respective Priority Return Amounts until each Member has received aggregate Distributions pursuant to this Section 10.02(b) equal to such Member's Priority Return Amount;

         (c) Second, Distributions shall be made to and among the Members until each Member has received aggregate Distributions pursuant to this Section 10.02(c) and the proviso in the first sentence of Section 10.03(f) equal to such Member's Distribution Preference;

         (d) Third, Distributions shall be made to the Class A Member until the Class A Member has received aggregate Distributions pursuant to this Section 10.02(d) and Section 10.03(f)(i) equal to the Class A Member's Make-Whole Amount; and

         (e) Thereafter, Distributions shall be made 80% to all Members in proportion to their respective Contributions and 20% to the Managing Member.

         (f) For purposes of Sections 10.02(b), (c), (d) and (e) hereof:

                  (i) If at any time the Managing Member is entitled to a larger distribution than it would otherwise be entitled in order to achieve the result required by clause (2) of the proviso in Section 14.2(c) of the GPLLC Agreement, then the distribution to the Class A Member shall be reduced proportionately and the aggregate amount of such reductions from time to time is referred to herein as the "Distribution Deficiency."

                  (ii) All Distributions made to any Member's predecessors in interest shall be treated as having been made to such Member;

                  (iii) In calculating the amount of any Distribution to be made pursuant to Section 10.02(b), (c), (d) or (e), amounts to be distributed contemporaneously pursuant to an earlier clause (e.g., Section 10.02(b)) shall be taken into account in determining the amounts distributable with respect to each later clause (e.g., Section 10.02(c)) as if such amounts had actually been distributed pursuant to the earlier clause before the amounts distributable pursuant to the later clause are determined;

                  (iv) As of the date that any Distribution is to be made "20% to the Managing Member" pursuant to Section 10.02(e), the "Applicable Percentage" of the aggregate amount of such Distribution shall be retained by the Company and later distributed to the Managing Member pursuant to the terms of Section 10.03(a) hereof (the aggregate amounts so retained are referred to herein as the "UNALLOCATED AMOUNT");

                  (v) As of the date that any Distribution is to be made "20% to the Managing Member" pursuant to Section 10.02(e), seventy percent of the aggregate amount of such Distribution that is not part of the Unallocated Amount (the "CASH COMPONENT") shall be retained by the Company and distributed to the Managing Member pursuant to the terms of
         Section 10.03(b) hereof; and

                  (vi) As of the date that any Distribution is to be made "20% to the Managing Member" pursuant to Section 10.02(e), thirty percent of the aggregate amount of such

         Distribution that is not part of the Unallocated Amount (the "STOCK COMPONENT") shall be retained by the Company and distributed to the Managing Member pursuant to the terms of Section 10.03(c) hereof.

         SECTION 10.03. DISTRIBUTION LIMITATIONS. Notwithstanding anything to the contrary contained in Section 10.02(e) or in any other provision of this Agreement, as of the date that any Distribution is to be made "20% to the Managing Member" pursuant to Section 10.02(e) (the "DISTRIBUTION DATE"), the Company shall retain to the extent required by Section 10.02(f)(iv), (v) and
(vi), a portion of such Distribution and shall distribute the amount retained in the manner set forth in this Section 10.03.

         (a) From time to time, the Advisory Committee may apply against the Unallocated Amount (i) any Distribution Deficiency to the extent not previously applied against the Unallocated Amount, plus (ii) 20% of the sum of the following: (A) Excess Management Fee Payments; plus (B) the portion of the Members' Contributions that is reflected in the Company's books as having been used by the Company to acquire Portfolio Securities that are Disposed Investments and which were disposed of by the Company for a value which was less than the Cost of such Portfolio Securities, but only to the extent that the amounts in clauses (A) and (B) have not been applied previously against the Unallocated Amount, recovered pursuant to Distributions under Sections 10.02(b) and (d), or set off by the Advisory Committee pursuant to Section 9.03(b) (the foregoing amounts in clauses (i) and (ii) being referred to as the "Excess Cost"). The amount so applied shall reduce the Unallocated Amount as follows:
First, against any amount credited to the Unallocated Amount pursuant to Section 10.03(f) plus interest accrued thereon; and Second, against the remainder of the Unallocated Amount plus interest accrued thereon on a first-in, first-out basis, and the amount applied against the remainder of the Unallocated Amount shall be distributed to the Class A Member. Any funds plus interest accrued thereon retained by the Company in the Unallocated Amount for more than five years, other than funds credited to the Unallocated Amount pursuant to Section 10.03(f), shall be released from the Unallocated Amount and distributed to the Managing Member within thirty days after the end of the fiscal quarter in which such anniversary date occurs. Interest shall accrue on the Unallocated Amount at the Class A Member's investment rate, as designated from time to time by the Class A Member, and shall constitute Return Interest.

         (b) The Cash Component of any Distribution shall be distributed to the Managing Member in three annual installments beginning on the Distribution Date. The first installment distributable to the Managing Member shall constitute 45% of the total amount of the Cash Component. The second and third installments of the Cash Component shall each constitute 27.5% of the total amount of the Cash Component. The second and third annual installment of the Cash Component shall include interest on the amount of such installment calculated at the Prime Rate per annum from the Distribution Date, which interest shall constitute Return Interest. Notwithstanding the foregoing, the Advisory Committee may reduce (but not below 33.3%) or increase the amount of the first installments distributable to the Managing Member if the Advisory Committee determines, after consulting with the Company's tax advisors, that the federal, state and local income tax liability of the members of the Managing Member on account of Net Gain allocated to the Managing Member pursuant to Article IX with respect to such Distribution
(i) may be offset by previously allocated Net Loss which is carried forward from prior fiscal years or (ii) may be greater or lesser due to changes in federal, state or local tax rates. One-half of the amount of any such reduction or increase shall be reflected in the second installment of the Cash Component and the other one-half shall be reflected in the third installment of the Cash Component.

         (c) The Stock Component of any Distribution shall be distributed to the Managing Member in five equal annual installments beginning on the Distribution Date. Upon the distribution of each such installment, GCX shall have the right to require the Managing Member to use the entire amount of such installment to purchase on that date common stock of GCX, as provided in the Put Agreement attached as SCHEDULE B.

         (d) Any amounts retained by the Company pursuant to Section 10.03(a),
(b) and (c) which have not been distributed after the liquidation of the Company pursuant to this Agreement shall be immediately released to the Managing Member; provided, however, that the Managing Member has not been required to withdraw as the Managing Member for Cause pursuant to Article XIV.

         (e) At the election of the Class A Member, the Company shall make available an advance to a designated Affiliate of the Class A Member that portion of the Unallocated Amount, the Cash Component and the Stock Component not distributed to the Managing Member as the Class A Member may specify. Any such advance shall be repaid to the Company, with interest (i) on the Cash Component calculated at the Prime Rate per annum, and (ii) on any Unallocated Amount, calculated at the Class A Member's investment rate, as designated from time to time by the Class A Member, and the amount of such interest shall be applied against and reduce interest accruing pursuant to Section 10.03(a) and
(b). No interest shall be payable by the designated Affiliate of the Class A Member on the portion of an advance that corresponds to the Stock Component of any Distribution.

         (f) If the interest of a member of the Managing Member is converted into a "retired member" interest under the GPLLC Agreement resulting in the forfeiture of certain distributions to which such member would otherwise have been entitled under the provisions of the GPLLC Agreement but for the provisions of Section 10.02(f)(iv), (v) and (vi) hereof, then the amount of such forfeited distributions shall be distributed as follows: (i) First, to the Class A Member in the event that, at such time, the Class A Member has not received distributions pursuant to Section 10.02(d) hereof equal to its Make-Whole Amount, in an amount equal to such shortfall; and (ii) Second, the remainder shall be distributed to the Class A Member, and any amount so distributed pursuant to this clause Second shall be credited to the Unallocated Amount; provided, however, that if the interest of a member of the Managing Member is converted into a "retired member" interest pursuant to Section 14.2(c)(i) of the GPLLC Agreement due to the voluntary retirement of such member after the date which is five years but prior to the date which is twelve years after such member's admission as a member of the Managing Member, then the amount of such forfeited distributions shall be distributed to all Members pursuant to Section 10.02(c) and in accordance with the provisions of Section 10.01 until each Member has received aggregate Distributions pursuant to Section 10.02(c) and this proviso equal such Member's Distribution Preference and, thereafter, to all Members in proportion to their respective Contributions, and the amount distributed to each Member in proportion to its Contribution shall be credited to, and shall reduce the amount of, such Member's Distribution Preference which accrues from time to time thereafter. Notwithstanding the foregoing, upon the recommendation of the Managing Member, the Advisory Committee may determine to distribute any such forfeited distributions to the Managing Member. The Managing Member, at the direction of the Advisory Committee, shall make such adjustments to the allocation of Net Gain, Net Loss and gross items of income, gain, loss, deduction and credit as the Advisory Committee may determine to be necessary to reflect the economic agreement of the Members set forth in this Section 10.03(f).

         (g) If a Distribution relates to a Portfolio Company which had an initial public offering of its securities after the Company's initial investment in such Portfolio Company, then the date of each installment under Sections 10.03(b) and 10.03(c) with respect to such Distribution, other than the initial installment of such Distribution, shall be an anniversary date of such initial public offering commencing with the anniversary date following the date on which the securities of such Portfolio Company are disposed of or distributed in kind by the Company.

         SECTION 10.04.  TAX WITHHOLDING.

         (a) If the Company incurs any obligation to pay any amount in respect of taxes (including withholding taxes and any interest, penalties or additions to tax) imposed on income of or distributions made to any Member or former Member, any amount so required to be paid by the Company with respect to such Person shall be treated for all purposes of this Agreement as if it had been loaned to such Person, and the Managing Member shall cause the Company to give prompt written notice to such Person of the date and amount of such loan.

         (b) Each Member covenants, for itself, its successors, assigns, heirs and personal representatives, that such Person shall pay to the Company at any time after notice of the loan has been given, but not later than thirty (30) days after the Company delivers a written demand to such Person for such repayment (which demand may be made at any time prior to or after the dissolution of the Company or the Managing Member or the withdrawal of such Person or its predecessors from the Company); provided, however, that if any such repayment is not made within such thirty (30) day period:

                  (i) Such Person shall pay interest to the Company at the Short-Term T-Bill Rate for the entire period commencing on the date on which the Company paid such amount and ending on the date on which such Person repays such amount to the Company together with all accrued but previously unpaid interest; and

                  (ii) The Company, at the discretion of the Managing Member, shall (1) collect such unpaid amounts (including interest) from any Company distributions that otherwise would be made to such Person and/or (2) subtract from the Capital Account of such Person, no later than the day prior to the Company's initial liquidating distribution, any such unpaid amounts (plus unpaid interest) not so collected, in each case treating the amount so collected or subtracted as having been distributed to such Person at the time of such collection or subtraction.

                  (iii) For purposes of this Agreement, any interest paid by a Member to the Company pursuant to Section 10.04(b)(i) shall not be included in "NET GAIN OR LOSS" as defined hereunder, and shall instead be allocated to and among the other Members in proportion to their respective Contributions. No such interest shall increase the Capital Account or the Contributions of the paying Member for any purpose.

         (c) For purposes of this Section 10.04, any tax withholding obligation incurred by the Managing Member with respect to any Member shall constitute a Company obligation.

         SECTION 10.05. CERTAIN DISTRIBUTIONS PROHIBITED. Anything in this
Article X to the contrary notwithstanding, no distribution shall be made to any Member if, and to the extent that such distribution would not be permitted under
Section 18-607(a) of the Delaware Act.


                                   ARTICLE XI

                             DURATION OF THE COMPANY

         SECTION 11.01. TERM OF COMPANY. The Company shall continue until the date that is twenty (20) years after the date hereof, unless it is sooner dissolved as provided in Section 11.02 or by operation of law.

         SECTION 11.02.  DISSOLUTION.  The Company shall be dissolved:

         (a) in the event of the bankruptcy, dissolution or withdrawal of the Managing Member, unless the Class A Member agrees to continue the Company and elect a replacement for the Managing Member within ninety (90) days after such event; or

         (b) upon the written notice of the Class A Member.


                                   ARTICLE XII

                           LIQUIDATION OF THE COMPANY

         SECTION 12.01. GENERAL PROVISIONS. At dissolution, the Company's assets shall be liquidated in an orderly manner. The Managing Member shall be the liquidator to wind up the affairs of the Company pursuant to this Agreement; provided that the Class A Member may designate one or more other Persons to act as the liquidator(s) instead of the Managing Member. Any such liquidator(s), other than the Managing Member, shall be a "liquidating trustee" within the meaning of Section 18-101(9) of the Delaware Act.

         SECTION 12.02. LIQUIDATING DISTRIBUTIONS. The liquidator(s) shall pay or provide for the satisfaction of the Company's liabilities and obligations to creditors. Any Net Gain or Loss, and other items in the nature of income, gain, loss, deduction and credit realized in connection with the liquidation of the Company shall be allocated among the Members pursuant to

Article IX, and the remaining assets of the Company shall then be distributed to the Members in cash (to the extent feasible) or in kind in the manner described in Article X, subject to any adjustments to the amounts distributable to the Managing Member pursuant to Article XIV. In performing their duties, the liquidator(s) shall be authorized to sell, exchange or otherwise dispose of the assets of the Company in such reasonable manner as the liquidator(s) shall determine to be in the best interest of the Members. During the liquidation of the Company, the liquidator(s) shall furnish to the Members the financial statements and other information specified in Article XVII.

         SECTION 12.03. EXPENSES OF LIQUIDATOR(S). The expenses incurred by the liquidator(s) in connection with winding up the Company, all other losses or liabilities of the Company incurred in accordance with the terms of this Agreement, and reasonable compensation for the services of the liquidator(s) (which, with respect to any liquidator who is a Managing Member, shall be paid only if the Managing Member is not also receiving the management fee pursuant to the terms of the Management Agreement) shall be borne by the Company.

         SECTION 12.04. DURATION OF LIQUIDATION. A reasonable time shall be allowed for the winding up of the affairs of the Company in order to minimize any losses otherwise attendant upon such a winding up. The liquidator(s) shall use its best efforts to dispose of or distribute all Company assets within one year of dissolution, but shall not be bound to do so or liable in any way to any Member for failure to do so. The liquidator(s) shall then make final liquidating distributions from the Company on or before the later of (a) the end of the taxable year in which the date of liquidation of the Company occurs, or (b) ninety (90) days after the date of the liquidation of the Company. For this purpose, (1) the date of the liquidation of the Company shall be the date on which the Company has ceased to be a going concern, and (2) the Company shall not be deemed to have ceased to be a going concern until it has sold, distributed or otherwise disposed of its Portfolio Securities.

         SECTION 12.05. DUTY OF CARE. The liquidator(s) shall not be liable to the Company or any Member for any loss attributable to any act or omission of the liquidator(s) taken in good faith in connection with the liquidation of the Company and distribution of its assets in the belief that such course of conduct was in the best interest of the Company. The liquidator(s) may consult with counsel and accountants with respect to liquidating the Company and distributing its assets and shall be justified in acting or omitting to act in accordance with the advice or opinion of such counsel or accountants, provided they shall have been selected with reasonable care.

         SECTION 12.06. NO LIABILITY FOR RETURN OF CAPITAL. The liquidator(s), the Managing Member and their respective officers, directors, agents, partners, members and Affiliates shall not be personally liable for the return of the capital contributions of any Member to the Company. Neither the Managing Member nor the Class A Member shall be obligated to restore to the Company any amount with respect to a negative Capital Account; PROVIDED, HOWEVER, that the foregoing shall not affect the obligation of any Member to make such Member's agreed upon capital contributions to the Company.

                                  ARTICLE XIII

              LIMITATION ON TRANSFERS OF INTEREST OF CLASS A MEMBER

         SECTION 13.01. TRANSFERS OF CLASS A MEMBERSHIP INTEREST. Subject to all of the terms, conditions, restrictions and obligations set forth in this Agreement, the Class A Member may Transfer all or any part of its membership interest in the Company to any Affiliate of the Class A Member or to another Person. Each Transfer shall be evidenced by a written agreement that is executed by the transferor and the transferee(s).

         SECTION 13.02.  PUBLICLY TRADED PARTNERSHIP PROVISIONS.

         In order to permit the Company to qualify for the benefit of a "safe harbor" under Section 7704 of the Code, the Managing Member shall not cause or permit any offering of membership interests in the Company to be registered under the Securities Act or to become "traded on an established securities market," and shall not recognize any Transfer that, to the Managing Member's knowledge after reasonable inquiry, would otherwise be accomplished by a trade on a "secondary market (or the substantial equivalent thereof)," in each case within the meaning of Sections 7704 or 469(k) of the Code and the applicable Treasury Regulations.

         SECTION 13.03. OTHER PROHIBITED LEGAL CONSEQUENCES. No Transfer shall be permitted, and the Managing Member shall not recognize any Transfer, if such Transfer would:

         (a) Result in a violation of the Securities Act;

         (b) Require the Company to register as an investment company under the U.S. Investment Company Act of 1940, as amended;

         (c) Require the Managing Member to register as an investment adviser under the U.S. Investment Advisers Act of 1940, as amended;

         (d) Result in the Company being classified for U.S. federal income tax purposes as an association taxable as a corporation; or

         (e) Result in the Company being subject to U.S. federal income tax at the entity level under Section 7704 of the Code.

         SECTION 13.04.  ADMISSION OF SUBSTITUTED CLASS A MEMBERS.

         (a) Any transferee of a Company membership interest transferred in accordance with the provisions of this Article XIII shall be admitted as a substituted Class A Member.

         (b) The transferee of a membership interest in the Company transferred pursuant to Article XIII that is admitted to the Company as a substituted Class A Member shall succeed to the rights and liabilities of the transferor Class A Member and, after the effective date of such admission, the Contribution and Capital Account of the transferor shall become the Contribution and Capital Account, respectively, of the transferee, to the extent of the membership interest transferred.

         SECTION 13.05. COVENANTS OF CLASS A MEMBER. The Class A Member agrees that it will not make any Transfer of all or any part of its membership interest in the Company except in accordance with the provisions of this Article XIII.


                                   ARTICLE XIV

                  NO WITHDRAWAL OF COMPANY MEMBERSHIP INTERESTS

         SECTION 14.01. NO WITHDRAWAL OF COMPANY MEMBERSHIP INTERESTS. No Member shall have the right to withdraw its capital and profits from the Company.

         SECTION 14.02. WITHDRAWAL OF THE MANAGING MEMBER.

         (a) The Managing Member may be removed as the Managing Member hereof, for Cause or Without Cause, by the Class A Member upon five (5) days' prior written notice delivered to the Managing Member, and shall be so removed Without Cause by the Class A Member if there is a Change in Control. Upon a proper removal of the Managing Member (A) the Managing Member shall cease to be the Managing Member of the Company, (B) the Class A Member shall be entitled to appoint a new Managing Member (upon such terms and conditions as the Class A Member and the new Managing Member may negotiate), (C) subject to Section 14.02(b), the Managing Member shall be deemed to be a Retired Member for all purposes of this Agreement and (D) the Retired Member shall not have any further obligation to make capital contributions to the Company pursuant to Section 7.01(b), but shall continue to be entitled to allocations and distributions pursuant to Article IX and X in respect of its capital contributions to the Company;

         (b) (i) in the event that the Managing Member's interest in the Company is converted into a Retired Member interest under this Section 14.02, the Class A Member, in its sole and unreviewable discretion, shall adjust subsequent allocations of items of Net Gain and Net Loss and gross items of income, gain, loss, deduction and credit in its discretion as it determines to be necessary to reflect the economic agreement among the Members concerning the consequences of such removal;

                  (ii) the holder of a Retired Member interest shall continue to be treated as a Member for purposes of this Agreement, but shall take no part in the management, policy or control of the Company and shall have no power or authority to undertake any activities on behalf of the Company or to sign for or to bind the Company. A Retired Member shall be bound by the terms of this Agreement and by any action taken by the Class A Member and the new Managing Member. A Retired Member shall not participate in any consent or vote of the Members pursuant to this Agreement;

                  (iii) if the Managing Member's interest is converted into a Retired Member's interest Without Cause (other than as described in clause (iv) below), (1) the Unallocated Amount, the Cash Component and the Stock Component of any Distribution then retained by the Company pursuant to Section 10.02 shall immediately be distributed to the Retired Member, and (2) solely with respect to Portfolio Securities held by the Company as of the date that such Managing Member becomes a Retired Member, the Retired Member shall be treated as the "Managing Member" of the Company (with the provisions of Section 14.02(b)(ii) remaining applicable to the Retired Member for all other purposes) for the one-year period following the date that such Member becomes a Retired Member, the Retired Member shall be entitled to Distributions pursuant to Section 10.02 as if the Retired Member were the "Managing Member" hereunder for such one-year period, and the provisions of this Agreement concerning Distributions retained by the Company pursuant to Section 10.03 shall NOT apply to amounts otherwise distributable pursuant to Section 10.02 to such Retired Member; and

                  (iv)(A) if the Managing Member's interest is converted into a Retired Member's interest Without Cause and concurrently therewith the Board of Directors of GCX affirmatively resolves to wind down the private equity investment activities of GCX, (1) the Cash Component and the Stock Component (but not the Unallocated Amount) of any Distribution then retained by the Company pursuant to Section 10.02 shall immediately be distributed to the Retired Member, and (2) the Retired Member shall be treated as the "Managing Member" of the Company (with the provisions of Section 14.02(b)(ii) remaining applicable to the Retired Member for all other purposes), the Retired Member shall be entitled to Distributions pursuant to Section 10.02 as if the Retired Member were the "Managing Member" hereunder, and the provisions of this Agreement concerning Distributions retained by the Company pursuant to Section
10.03 SHALL apply to amounts otherwise distributable pursuant to Section 10.02 to such Retired Member.

                      (B) if the interest of a member of the Managing Member is converted into a "retired member" interest under the GPLLC Agreement at any time after the Managing Member's interest is converted into a Retired Member's interest as described in clause (iv)(A) above, resulting in the forfeiture of certain distributions to which such member would otherwise have been entitled under the provisions of the GPLLC Agreement but for the provisions of Section 10.02(f)(iv), then the amount of such forfeited distributions shall be retained or distributed as follows: (i) First, such forfeited distributions shall be retained by the Company to pay for the current expenses and reasonably anticipated future expenses of the Company; and (ii) Second, such forfeited distributions shall be distributed to the Managing Member at such times as provided in Section 10.03(a).

                      (C) all Company expenses (including any compensation, fixed or performance based, to be paid to the new Managing Member, if any) incurred after the Managing Member's interest is converted into a Retired Member's interest as described in clause (iv)(A) above, shall be applied as follows: (i) First, against forfeited distributions as provided in clause
(iv)(B) above; (ii) Second, against the Unallocated Amount pursuant to the provisions of Section 10.03(a), and the amount so applied shall be deemed to be "Excess Costs"; and (iii) Third, against future gains and, for that purpose (including for purposes of determining the timing of such application), the amount so applied shall be included in the "Make-Whole Amount."

                  (v) if the Managing Member's interest is converted into a Retired Member's interest for Cause, the Managing Member shall forfeit the Unallocated Amount, the Cash Component and the Stock Component of any Distribution then retained by the Company pursuant to Section 10.02, and such amounts shall instead be distributed to the Class A Member.


                                   ARTICLE XV

            NO TRANSFER OF MEMBERSHIP INTEREST OF THE MANAGING MEMBER

         SECTION 15.01. NO TRANSFER OF MEMBERSHIP INTEREST OF THE MANAGING MEMBER. The Managing Member shall not assign, pledge, mortgage, hypothecate, sell or otherwise dispose of or encumber all or any part of its membership interest. Any attempted transfer of the Managing Member's interest shall be void.


                                   ARTICLE XVI

                                 INDEMNIFICATION

         SECTION 16.01. GENERAL PROVISIONS. The Managing Member, its members (including but not limited to each Principal), officers, employees and agents, each member of the Advisory Committee, and the Class A Member (each such Person being referred to herein as an "INDEMNITEE") shall be indemnified by the Company (only out of Company assets, including the proceeds of liability insurance) against any claim, demand, controversy, dispute, cost, loss, damage, expense (including attorneys' fees), judgment and/or liability incurred by or imposed upon the Indemnitee in connection with any action, suit or proceeding (including any proceeding before any administrative or legislative body or agency) to which the Indemnitee may be a party or otherwise involved, or with which the Indemnitee may be threatened, by reason of the Indemnitee's being at the time the cause of action arose or thereafter, the Managing Member, a member, director, officer, employee, consultant or other agent of the Managing Member, a member of the Advisory Committee, or the Class A Member, or an Affiliate of any of the foregoing, or a director, officer, partner, employee, consultant or other agent of any other organization in which the Company owns or has owned an interest or of which the Company is or has been a creditor, which other organization the Indemnitee serves or has served as director, officer, partner, employee, consultant or other agent at the request of the Company (whether or not the Indemnitee continues to serve in such capacity at the time such action, suit or proceeding is brought or threatened), except with respect to matters which result in the Indemnitee being enjoined from future violations of federal or state securities laws or as to which the Indemnitee shall have been finally adjudicated in any such action, suit or proceeding (a) not to have acted in good faith or to have acted with gross negligence or a willful disregard of his duties, or in breach of his fiduciary obligations, or (b) with respect to any criminal action or proceeding, not to have had reasonable cause to believe that the Indemnitee's conduct was lawful. In the event of a settlement in connection with any action, suit or proceeding, such indemnification shall apply to all matters covered by the settlement except for matters as to which the Company is advised by independent counsel (chosen by the Managing Member and approved by the Advisory

Committee), that in the opinion of such counsel the person seeking indemnification did not act in good faith or acted with gross negligence or willful disregard of his duties. Each Indemnitee shall be entitled to indemnification pursuant to this Article XVI notwithstanding that the Company has sold, assigned, distributed or otherwise transferred its entire interest in such other organization prior to the time that such action, suit or proceeding is brought or threatened. The foregoing right of indemnification shall be in addition to any rights to which any Indemnitee may otherwise be entitled. The foregoing right of indemnification shall inure to the benefit of the executors, administrators, personal representatives, successors or assigns of each such Indemnitee.

         SECTION 16.02. ADVANCE PAYMENT OF EXPENSES. The Company shall pay the expenses incurred by an Indemnitee in defending a civil or criminal action, suit or proceeding, or in opposing any claim arising in connection with any potential or threatened civil or criminal action, suit or proceeding, in advance of the final disposition of such action, suit or proceeding, upon receipt of an enforceable undertaking by such Indemnitee to repay such payment if he shall be determined to be not entitled to indemnification therefor as provided herein; PROVIDED, HOWEVER, that in such instance the Indemnitee is not defending an action, suit or proceeding commenced against him by the Company or opposing a claim by the Company arising in connection with any such potential or threatened action, suit or proceeding.

         SECTION 16.03. LIMITATION BY LAW. If the Managing Member or the Company is subject to any federal or state law, rule or regulation which restricts the extent to which any person may be exonerated or indemnified by the Company, then the indemnification provisions set forth in this Article XVI and the exoneration provisions set forth in Sections 3.07, 6.06 and 12.05 shall be deemed to be amended, automatically and without further action by the Managing Member or the Class A Member, to conform to such restrictions on exoneration or indemnification as set forth in such applicable federal or state law, rule or regulation. The rights to indemnification and advancement of expenses conferred in this Article XVI shall not be exclusive of any other right which any Indemnitee may have or hereafter acquire under any law, statute, rule, regulation, charter document, by-law, contract or agreement.


                                  ARTICLE XVII

                ACCOUNTING; RECORDS AND REPORTS; ANNUAL MEETINGS

         SECTION 17.01. FISCAL YEAR; TAX ELECTIONS. The fiscal year of the Company shall be the year ending October 31, or such other year as is required by Section 706 of the Code. Without the consent of the Advisory Committee, the Managing Member shall not make any elections under tax or other applicable laws on behalf of the Company or the Members. Upon the request of the Class A Member, the Managing Member shall make (or shall cause the Company to make) any filings, applications or elections required to be made by the Company or the Managing Member in order to obtain any available exemption from, or any available refund of, any withholding or similar taxes imposed by any taxing authority with respect to amounts distributable to the Members or items of income allocable to the Members under this Agreement.

         SECTION 17.02. KEEPING OF ACCOUNTS AND RECORDS. At all times the Managing Member shall cause to be kept proper and complete books of account, in which shall be entered fully and accurately the transactions of the Company. The Managing Member shall at all times keep such books of account in the manner directed by the Advisory Committee, and shall not make any changes to any method of accounting with respect to any item without the consent of the Advisory Committee. Such books of account (which shall be kept on the accrual method of accounting), together with (a) an executed copy of this Agreement (and any amendments hereto); (b) the Certificate of Formation of the Company (and any amendments thereto); (c) executed copies of any powers of attorney pursuant to which any certificate has been executed by the Company; (d) a current list of the full name, taxpayer identification number and last known address of each Member; (e) copies of all tax returns, if any, filed by the Company; and (f) all financial statements of the Company, shall at all times be maintained at the principal office of the Company.

         SECTION 17.03. INSPECTION RIGHTS. At any time while the Company continues and until its complete liquidation, each Member (or the designee thereof) may fully examine and audit the Company's books, records, accounts and assets, including bank balances, and may make, or cause to be made, any examination or audit at such Member's expense. The Class A Member (or the designee thereof) may examine, or request that the Managing Member furnish, such additional information as is reasonably necessary to enable the requesting Member (or the designee thereof) to review the state of the activities of the Company. The Managing Member shall not have the benefit of the confidential information provisions of Section 18-305(b) of the Delaware Act.

         SECTION 17.04. INDEPENDENT ACCOUNTANTS. The Company's independent public accountants shall be a nationally recognized independent public accounting firm selected by the Advisory Committee. The Managing Member may change accounting firms to another such firm at any time with the consent of the Advisory Committee.


                                  ARTICLE XVIII

                              WAIVER AND AMENDMENT

         SECTION 18.01. WAIVER AND AMENDMENT. Except as otherwise provided in this Agreement, the terms and provisions of this Agreement may be waived, modified, terminated or amended with the written consent of the Managing Member and the Class A Member. The Managing Member shall promptly furnish copies of any amendments to this Agreement to all Members.

                                   ARTICLE XIX

                               GENERAL PROVISIONS

         SECTION 19.01. NOTICES. Except where otherwise specifically provided in this Agreement, all notices, requests, consents, approvals and statements shall be in writing and shall be deemed to have been properly given by personal delivery or if mailed from within the country of the sender by air mail, postage prepaid, or if sent by prepaid telegram, electronic facsimile transmission or telex, or if sent by courier service, addressed in each case, if to the Company or to any Member, at its address set forth in SCHEDULE A, or, in each case, to such other address or addresses as the addressee may have specified by written notice as aforesaid to the other parties.

         SECTION 19.02. ADDITIONAL DOCUMENTS. Each Member hereby agrees to execute all certificates, counterparts, amendments, instruments or documents that may be required by the laws of the various jurisdictions in which the Company conducts its activities, to conform with the laws of such jurisdictions governing limited liability companies.

         SECTION 19.03. BINDING ON SUCCESSORS. This Agreement shall be binding upon and it shall inure to the benefit of the respective heirs, successors, assigns and legal representatives of the parties hereto.

         SECTION 19.04. COUNTERPARTS. This Agreement or any amendment hereto may be signed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one agreement (or amendment, as the case may be).

         SECTION 19.05. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         SECTION 19.06. SECURITIES ACT MATTERS. Each Member understands that in addition to the restrictions on transfer contained in this Agreement, it must bear the economic risks of its investment for an indefinite period because the Company interests have not been registered under the Securities Act and, therefore, may not be sold or otherwise transferred unless they are registered under the Securities Act or an exemption from such registration is available. Each Member agrees with all other Members that it will not sell or otherwise transfer its interest in the Company unless such interest has been so registered or in the opinion of counsel for the Company, or of other counsel reasonably satisfactory to the Company, such an exemption is available.

         SECTION 19.07. RIGHT TO RELY ON AUTHORITY OF MANAGING MEMBER. No Person that is not a Member, in dealing with the Managing Member, shall be required to determine such Managing Member's authority to make any commitment or engage in any undertaking on behalf of the Company, or to determine any fact or circumstance bearing upon the existence of the authority of the Managing Member.

         SECTION 19.08. TAX MATTERS PARTNER. The "tax matters partner," as defined in Section 6231 of the Code, of the Company shall be the Class A Member (the "TAX MATTERS

PARTNER"). The Tax Matters Partner shall not resign as tax matters partner of the Company unless, on the effective date of such resignation, the Company has designated another Member as Tax Matters Partner and that Member has given its consent in writing to its appointment as Tax Matters Partner. The Tax Matters Partner shall receive no additional compensation from the Company for its services in that capacity, but all reasonable expenses incurred by the Tax Matters Partner in its capacity as such shall be borne by the Company. The Tax Matters Partner is authorized to employ such accountants, attorneys and agents as it, in its sole discretion, determines are necessary to or useful in the performance of its duties. If the Class A Member is not eligible to serve as the Tax Matters Partner under applicable law, then the Managing Member shall be the Tax Matters Partner, but in that event the Managing Member shall consult with the Class A Member, and shall obtain the Class A Member's advance consent, in connection with any action the Managing Member proposes to take as Tax Matters Partner. Any Person who serves as Tax Matters Partner shall not be liable to the Company or to any Member for any action it takes or fails to take as Tax Matters Partner with respect to any administrative or judicial proceeding involving "Partnership items" (as defined in Section 6231 of the Code) of the Company, unless such action or failure to act constitutes a violation of the duty of care standards set forth in Section 3.07.

         SECTION 19.09. CONTRACT CONSTRUCTION. Whenever the content of this Agreement permits, the masculine gender shall include the feminine and neuter genders, and reference to singular or plural shall be interchangeable with the other. The invalidity or unenforceability of any one or more provisions of this Agreement shall not affect the other provisions, and this Agreement shall be construed in all respects as if any such invalid or unenforceable provision(s) were omitted. References in this Agreement to particular sections of the Code or to provisions of Delaware law shall be deemed to refer to such sections or provisions as they may be amended after the date of this Agreement.

         SECTION 19.10. SECTION HEADINGS. Captions in this Agreement are for convenience only and do not define or limit any term of this Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Limited Liability Company Agreement of GCC Investments, LLC as of the day, month and year first above written.

                                            MANAGING MEMBER:

                                            CHESTNUT HILL CAPITAL PARTNERS, LLC

                                            By: _____________________________
                                                Senior Manager




                                            CLASS A MEMBER:

                                            CHESTNUT HILL RE, INC.

                                            By: _____________________________

                                            Name: ___________________________

                                            Title: __________________________

                                                                      APPENDIX A
                                                                      ----------

                                   DEFINITIONS


         For purposes of this Agreement, the following terms shall have the meanings set forth below (such meanings to be equally applicable to both singular and plural forms of the terms so defined). Additional defined terms are set forth in the Sections of this Agreement to which they relate.

         "ADDITIONAL CAPITAL CONTRIBUTIONS" shall have the meaning set forth in
Section 7.01(b).

         "ADVISORY COMMITTEE" means the committee formed and operating pursuant to Article VI.

         "AFFILIATE" means, with respect to the Person to which it refers, a Person that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such subject Person. For this purpose, each member of the immediate family of any Person who is an individual, or trust for the benefit of such Person or such Person's immediate family, (including with respect to a Principal, such Principal's spouse, parents, grandparents, siblings and lineal descendants) shall be deemed to be an Affiliate of such Person.

         "AGGREGATE PREFERRED RETURN ACCRUAL" means, with respect to any Member, the sum of such Member's Preferred Return Accruals for each fiscal period (and partial fiscal period) from the inception of the Company through the end of such fiscal period.

         "ALLOCATED POOL" means the total points, up to 100, allocated to members of the Managing Member by the Class A Member, from time to time in its sole and absolute discretion, after consulting with the Managing Member. The Allocated Pool shall not exceed 90 unless otherwise requested by the Managing Member and approved by the Class A Member. The initial Allocated Pool shall equal 80 points. No member of the Managing Member admitted to the Managing Member after the date hereof shall have an initial allocation of points in excess of 25; provided that such allocation may be increased to more than 25 points thereafter by the Advisory Committee. If the points to be allocated to a new member of the Managing Member would cause the total points allocated to exceed 90, or 100 if determined by the Advisory Committee, then the current members shall forfeit an amount equal to the excess on a pro-rata basis or on such other basis as is determined by the Advisory Committee.

         "APPLICABLE PERCENTAGE" means 100 minus the Allocated Pool, stated as a percentage.

         "CAPITAL ACCOUNT" shall have the meaning set forth in Section 8.01.

         "CASH COMPONENT" shall have the meaning set forth in Section
10.02(f)(v).

         "CAUSE" shall mean that the Managing Member: (a) committed fraud in respect of any matter involving the Company in any respect whatsoever; (b) breached this Agreement, the

Management Agreement or any other contract with, or other obligation to, the Company, the Class A Member or an Affiliate of the Class A Member; (c) misappropriated an asset or assets of the Company, whether tangible or intangible; or (d) committed gross misconduct.

         "CHAIRMAN" shall have the meaning set forth in Section 6.01.

         "CHANGE IN CONTROL" shall be deemed to have occurred if, after the occurrence of any of the events described in (a), (b) or (c) below, the capital made available for investment to the Company by the Class A Member for any fiscal year following such event falls below $50,000,000 or the total amount under investment by the Company (determined by taking (1) the greater of the Cost of all Portfolio Securities then held by the Company and (2) the Gross Asset Values of all such Portfolio Securities, plus amounts available for investment but not currently invested) falls below $200,000,000.

         (a) Any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Act")) becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Act) (other than the Smith Family Group (as described in the most recent proxy statement filed by GCX with the Securities and Exchange Commission)) directly or indirectly, of securities of GCX representing more than the greater of (i) twenty percent (20%) of the combined voting power of GCX's then outstanding securities or (ii) the percentage of the combined voting power of GCX's then outstanding securities as to which the Smith Family Group is the beneficial owner; provided, however, that a "person" shall not be deemed to include two or more persons who are acting as a group if such group is comprised of one or more registered investment companies under the Investment Company Act of 1940, as amended.

         (b) The Smith Family Group becomes the beneficial owner of less than twenty percent (20%) of the combined voting power of GCX's then outstanding securities.

         (c) Persons who, as of November 1, 1996, constituted GCX's Board of Directors (the "Incumbent Board") cease for any reason, including without limitation as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board of Directors, provided that any person becoming a director of GCX subsequent to November 1, 1996 whose nomination or election was approved by at least a majority of the directors then comprising the Incumbent Board shall, for purposes of this Plan, be considered a member of the Incumbent Board.

         "CLASS A MEMBER" means Chestnut Hill Re, Inc.

         "COMPANY" means GCC Investments, LLC, a limited liability company organized under the laws of the State of Delaware.

         "CONTRIBUTED SECURITIES" shall have the meaning set forth in Section 7.01(c).

         "CONTRIBUTED SECURITIES INTEREST" means the compounded annual rate of return with respect to the Contributed Securities which has accrued prior to the date of this Agreement, as determined by the Advisory Committee.

         "CONTRIBUTION" means, with respect to any Member and at any time, the aggregate amount of such Member's initial capital contribution pursuant to this Agreement and any Additional Capital Contributions pursuant to this Agreement made to the Company by such Member at or before such time pursuant to this Agreement, either in cash or, as permitted under this Agreement, in Contributed Securities (the amount of which shall be the Gross Asset Value of such Contributed Securities). A Partner's Contribution shall not be reduced on account of any distributions of capital to such Partner or for any other reason.

         "COST" means, with respect to any asset held by the Company, the direct cost to the Company of acquiring that asset (e.g., with respect to securities of a Portfolio Company, the price paid by the Company to the issuer or holder of such securities for those securities, determined without regard to any finders, brokers or similar fees). If any of the assets of the Company consist of Contributed Securities, which are treated pursuant to Section 7.01(c) hereof as contributed to the Company at their respective Gross Asset Values (plus Contributed Securities Interest), the Advisory Committee shall make such adjustments to this definition of "Cost" as it may deem to be appropriate in order to comply with the principles of Section 704(c) of the Code, Article V and APPENDIX B hereof, and the economic agreement among the Members with respect to such Contributed Securities.

         "DELAWARE ACT" means the Delaware Limited Liability Company Act, as amended from time to time.

         "DISPOSED INVESTMENTS" means, as of any time of determination, all Portfolio Securities that have been sold, distributed to the Members, written off as worthless securities, or otherwise disposed of, in whole or in part, to the extent so distributed or disposed of at or prior to the date of determination; provided, however, that any exchange of any securities of a Portfolio Company for other securities or property (other than cash or cash equivalents) shall not constitute a disposition of the original securities. For this purpose, the following events shall be treated as partial dispositions of securities:

         (a) Each principal payment (or portion thereof) on any security that constitutes a debt instrument for federal income tax purposes shall be treated as a disposition of a portion of such security that is equivalent on a percentage basis to the portion of the original principal amount of such debt instrument represented by such principal payment;

         (b) In the event that the Company agrees to capitalize any interest that is accrued but remains unpaid on any security that constitutes a debt instrument for federal income tax purposes and to add such interest to principal, the amount so capitalized shall be treated, solely for purposes of determining whether payments subsequently made to the Company with respect to such security constitute amounts to be treated as Distributions, as a follow-on investment in the debt securities of the issuer, and any determination regarding the extent to which subsequent payments made to the Company with respect to the original or any such follow-on investment in debt securities is properly treated as a payment of principal shall be made in accordance with federal income tax principles;

         (c) Each payment (or portion thereof) made to the Company in redemption of any security constituting stock for federal income tax purposes that is treated for such purposes as a distribution in part or full payment in exchange for such stock (rather than, for example, a dividend paid on such security) shall be treated as a disposition of the portion of such security treated for such purposes as having been exchanged;

         (d) Any partial repurchase by the issuer and any lapse or other termination of part of any security constituting an option or warrant for federal income tax purposes shall be treated as a disposition of a portion of such security that is equivalent on a percentage basis to the portion of the Company's investment in such security (as reflected in the Company's financial records maintained in accordance with federal income tax principles) represented by the portion of such security that was repurchased, lapsed or terminated; and

         (e) With respect to any portfolio investment that is subject to a Net Write-Down, such portfolio investment shall be treated as a Disposed Investment to the extent of such Net Write-Down while such Net Write-Down is in effect.

         "DISTRIBUTION" shall have the meaning set forth in Section 10.02.

         "DISTRIBUTION DATE" shall have the meaning set forth in Section 10.03.

         "DISTRIBUTION DEFICIENCY" shall have the meaning set forth in Section 10.02(f)(i).

         "DISTRIBUTION PREFERENCE" means, with respect to any Member and at any time, an amount which, if distributed to such Member at such time, would cause the aggregate amount of distributions made to such Member and such Member's predecessors in interest by the Company pursuant to Section 10.02(c) (determined, with respect to distributions in kind, pursuant to 8.02) to equal but not exceed an amount equal to such Member's (and any such predecessor's) Aggregate Preferred Return Accrual as of such time to the extent attributable to such Member's Contribution used by the Company to acquire Portfolio Investments that, at such time, constitute Disposed Investments.

         "EXCESS COSTS" shall have the meaning set forth in Section 10.03(a).

         "EXCESS MANAGEMENT FEE PAYMENTS" shall have the meaning set forth in the Management Agreement.

         "GCX" means GC Companies, Inc.

         "GPLLC AGREEMENT" means the limited liability company agreement of the Managing Member, as amended from time to time.

         "GROSS ASSET VALUE" shall mean the fair market value of any asset of the Company at any time, as determined in accordance with Section 6.04.

         "INDEMNITEE" shall have the meaning set forth in Section 16.01.

         "INTEREST RATE" shall mean that compounded annual rate of interest selected by the Advisory Committee from time to time.

         "ISSUANCE ITEMS" shall have the meaning set forth in APPENDIX B.

         "MAKE-WHOLE AMOUNT" means the aggregate amount of Excess Management Fee Payments, but only to the extent such Excess Management Fee Payments have not been applied to reduce the Unallocated Amount. For purposes of the foregoing, the amount deemed applied to reduce the Unallocated Amount shall equal the actual amount applied against the Unallocated Amount pursuant to Section 10.03(a)(ii) divided by .20.

         "MANAGEMENT AGREEMENT" shall have the meaning set forth in Section
5.01.

         "MANAGEMENT FEE" shall have the meaning set forth in Section 5.01(a).

         "MANAGING MEMBER" means Chestnut Hill Capital Partners, LLC, a limited liability company organized under the laws of the state of Delaware.

         "MEMBERS" means the Managing Member and the Class A Member.

         "NET GAIN OR LOSS" means, with respect to any Company fiscal year, the sum of the Company's:

         (a) Net gain or loss attributable to the sale or exchange of Portfolio Securities during such fiscal year;

         (b) Net gain or loss deemed to have been realized by the Company, pursuant to Section 8.02, on a distribution in kind during such fiscal year of Portfolio Securities;

         (c) Dividend and interest income for such fiscal year (if any) that is attributable to investments in Portfolio Securities;

         (d) Other items of income and gain for such fiscal year that are not included in (a), (b) or (c), including any income exempt from federal income tax; and

         (e) A negative number equal to all Company losses for such fiscal year not taken into account under clauses (a) or (b) above, and all expenses properly chargeable to the Company for such fiscal year (whether deductible or non-deductible and whether described in Section 705(a)(2)(B) of the Code, treated as so described pursuant to Treasury Regulations Section
1.704-1(b)(2)(iv)(i), or otherwise).

         For this purpose, Net Gain or Loss shall be determined in accordance with tax accounting principles rather than generally accepted accounting principles, and the following items shall be disregarded:

         (1) All items specially allocated pursuant to Sections 9.03 and 9.04 or APPENDIX B; and

         (2) Expenses required to be capitalized and included in the Company's adjusted tax basis in any asset or which reduce the amount realized by the Company on the disposition of any asset.

         "NET WRITE-DOWN" means, as of any time, the sum of the amounts by which any Portfolio Security that is not a Disposed Investment in its entirety has been determined by the Company to have a Gross Asset Value which is less than its Cost. Unless otherwise determined by the Advisory Committee, a Portfolio Security which has been held by the Company for six years shall be written down to its Gross Asset Value as determined pursuant to Article VI on the sixth anniversary of the original date that such Portfolio Security was acquired by the Company.

         "PERSON" means any individual, general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative or association and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits.

         "PORTFOLIO COMPANY" means any entity in which the Company has made an investment in furtherance of its primary purposes as set forth in Section 2.03 (other than a temporary investment of the Company's idle funds pending the use of those funds in furtherance of those primary purposes) or a successor in interest to such entity.

         "PORTFOLIO SECURITY" means any security of a Portfolio Company.

         "PREFERENTIAL RETURN ALLOCATION" shall mean, with respect to any Member and as of the end of any fiscal period such Member's Aggregate Preferred Return Accrual determined as of the end of such fiscal period.

         "PREFERRED RETURN ACCRUAL" shall mean, with respect to any Member and as of the end of any fiscal period an amount (not less than zero) equal to such Member's Return Base as of such time multiplied by the Interest Rate. A Member's Preferred Return Accrual for any fiscal period consisting of less than a full calendar year shall be determined by applying a daily convention to all calculations hereunder, which shall be determined by the Advisory Committee in its discretion.

         "PRIME RATE" with respect to any fiscal period, shall mean the prime rate for such fiscal period as designated by BankBoston (or any successor in interest).

         "PRINCIPAL" means any manager of the Managing Member for so long as such Person is a manager of the Managing Member, and any other Person that becomes a manager of the

Managing Member after the date of this Agreement for so long as such Person is a manager of the Managing Member.

         "PRIORITY RETURN AMOUNT" shall mean, with respect to any Member and at any time, an amount which, if distributed to such Member at such time, would cause the aggregate amount of distributions made by the Company to such Member and such Member's predecessors in interest from the inception of the Company through such time pursuant to Section 10.02(b) to equal but not exceed that portion of such Member's Contribution that, at or prior to the time of determination, is reflected in the Company's books as having been used by the Company to acquire any Portfolio Securities that, as of such time, are Disposed Investments (including any investments that are subject to a Net Write Down as provided for in clause (e) in the definition of "Disposed Investment"), but only to the extent amounts used by the Company to acquire Portfolio Securities that are Disposed Investments have not previously been applied to reduce the Unallocated Amount. For purposes of the foregoing, the amount deemed applied to reduce the Unallocated Amount shall equal the actual amount applied against the Unallocated Amount pursuant to Section 10.03(a)(ii) divided by .20. Solely with respect to the Class A Member and for purposes of this definition, the Contribution of the Class A Member treated as having been used by the Company to acquire Portfolio Securities shall include the aggregate amount of the Contributed Securities Interest, apportioned among the Contributed Securities in the manner set forth on SCHEDULE D. In no event shall the Members' aggregate Priority Return Amounts exceed, at any time, their aggregate Contributions at such time.

         "PUT AGREEMENT" shall have the meaning set forth in Section 10.03.

         "REGULATORY ALLOCATIONS" shall have the meaning set forth in APPENDIX
B.

         "RETIRED MEMBER" shall have the meaning set forth in Section 14.02.

         "RETURN BASE" shall mean, with respect to any Member and as of any determination date, an amount equal to:

         (a) with respect to the Class A Member only, the Contributed Securities Interest; plus

         (b) such Member's Return Base as of the end of the date preceding such determination date;

         (c) increased by --

                  (1) all contributions made by such Member to fund investments in Portfolio Securities made after the preceding determination date; plus

                  (2) such Member's full Preferred Return Accrual for the period commencing immediately after the last day of the preceding determination date and ending on such determination date; and

         (d) reduced by an amount equal to all Distributions made to such Member on or before such determination date pursuant to Section 10.02(b) hereof.

         "RETURN INTEREST" means interest calculated on the Unallocated Amount and Cash Component pursuant to Section 10.03(a), (b) and (e).

         "SECURITIES ACT" means the United States Securities Act of 1933, as amended from time to time.

         "SHORT-TERM T-BILL RATE" means, as of any determination date, a rate equal to the rate fixed at the government auction of securities for short-term U.S. government bills with 26 week maturities as set forth in the Wall Street Journal dated the business day preceding such determination date, compounded daily.

         "STOCK COMPONENT" shall have the meaning set forth in Section 10.02(f)(vi).

         "TAX MATTERS PARTNER" shall have the meaning set forth in Section
19.08.

         "TRANSFER" means any transfer, sale, assignment, gift, pledge, hypothecation or other disposition or encumbrance of an interest in the Company.

         "TREASURY REGULATIONS" mean the Regulations promulgated by the United States Department of the Treasury under the Code, as amended.

         "UNALLOCATED AMOUNT" shall have the meaning set forth in Section 10.02(f)(iv).

         "WITHOUT CAUSE" shall mean (i) for any reason or for no reason, other than for Cause, in the Class A Member's sole discretion, or (ii) upon a Change in Control.

                                                                      APPENDIX B

                         REGULATORY AND TAX ALLOCATIONS

1.       REGULATORY ALLOCATIONS.
The following provisions are included in order to comply with tax rules set forth in the Code and in the Treasury Regulations.

1.1      QUALIFIED INCOME OFFSET.
If any Member unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), and such adjustment, allocation or distribution causes such Member to have a deficit balance in such Member's Capital Account or further reduces a balance in such Member's Capital Account that already has a deficit balance, there shall be allocated to such Member items of income and gain (consisting of a pro rata portion of each item of Company income, including gross income, and gain for such fiscal period) in an amount and manner sufficient to eliminate such Member's deficit Capital Account balance, to the extent required by Treasury Regulations Section 1.704-1(b)(2)(ii)(d), as quickly as possible, provided that an allocation pursuant to this 1.1 shall be made only if and to the extent that there would be a deficit in such Member's Capital Account after all allocations provided for in Article IX of the Agreement and in this APPENDIX B have been made tentatively as if this 1.1 were not included in this Agreement. The foregoing sentence is intended to constitute a "qualified income offset" provision as described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d), and shall be interpreted and applied in all respects in accordance with that Section.

1.2      GROSS INCOME ALLOCATION.
In the event that any Member has a negative Capital Account at the end of any Company fiscal year, there shall be allocated to such Member items of Company income (including gross income) and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this 1.2 shall be made only if and to the extent that there would be a deficit in such Member's Capital Account after all allocations provided for in Article IX of the Agreement and in this APPENDIX B have been made tentatively as if 1.1 and this 1.2 were not included in this APPENDIX B.

1.3      ADJUSTMENTS TO REFLECT SECTION 754 ELECTION.
To the extent that an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

1.4      OFFSETTING ALLOCATIONS.
The allocations set forth in 1.1, 1.2 and 1.3 of this APPENDIX B (the "REGULATORY ALLOCATIONS") are intended to comply with certain requirements of Treasury Regulations Section 1.704-1(b).

Notwithstanding any other provisions of Article IX of the Agreement and of this APPENDIX B (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating subsequent items of income, gain, loss and expense among the Members so that, to the extent possible, the net amount of such allocations of subsequent items of income, gain, loss and expense and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member pursuant to the provisions of
Article IX of the Agreement and this APPENDIX B if the Regulatory Allocations had not occurred.

For purposes of applying the foregoing sentence, allocations pursuant to this
1.4 shall be made with respect to allocations pursuant to 1.3 of this APPENDIX B only to the extent the Advisory Committee reasonably determines that such allocations will otherwise be inconsistent with the economic agreement among the Members. Further, if allocations to the Managing Member include or are affected by Regulatory Allocations or allocations pursuant to this 1.4 that are intended to offset such Regulatory Allocations, the Advisory Committee, after consulting with the Company's accountants and other advisors, shall have discretion to make such adjustments to subsequent allocations that the Advisory Committee deems reasonably necessary or appropriate to effectuate the economic arrangements of the Members.

2.       ADJUSTMENTS TO REFLECT CHANGES IN INTERESTS.
With respect to any fiscal period during which any Member's interest in the Company changes, whether by reason of the admission of a Member, the withdrawal of a Member, a non-pro rata contribution of capital to the Company or any other event described in Section 706(d)(1) of the Code and the regulations issued thereunder, allocations of Net Gain, Net Loss and other items of Company income, gain, loss and expense shall be adjusted appropriately to take into account the varying interests of the Members during such period. The Advisory Committee shall consult with the Company's accountants and other advisors and shall select the method of making such adjustments, which method shall be used consistently thereafter.

3.       SPECIAL ALLOCATIONS OF GROSS GAINS AND LOSSES.
In making allocations of Net Gain or Net Loss pursuant to Article IX of the Agreement, the Advisory Committee, after consulting with the Company's tax advisors, is authorized to separate these aggregate amounts into their components and to allocate the components separately in order to further the intent of such provisions of the Agreement. For example, if with respect to a particular fiscal period the Company realizes a gross loss of $100 on a sale of Portfolio Securities and a gross gain of $200 on a sale of other securities resulting in a Net Gain of $100 ($200 gross gain minus $100 gross loss = $100 Net Gain), the Advisory Committee may allocate the $100 gross loss as a $100 Net Loss in the manner required by Section 9.02, and then allocate the $200 gross gain as a $200 Net Gain in the manner required by Section 9.01, if advised by the Company's tax advisors that such special allocations will cause the Capital Accounts of the Members to reflect more closely the Members' relative economic interests in the Company.

4.       TAX ALLOCATIONS.

4.1      GENERAL.
For federal, state and local income tax purposes, Company income, gain, loss, deduction or credit (or any item thereof) for each fiscal year shall be allocated to and among the Members in order to reflect the allocations made pursuant to the provisions of Article IX of the Agreement and the provisions of this APPENDIX B for such fiscal year (other than allocations of items which are not deductible or are excluded from taxable income), taking into account any variation between the adjusted tax basis and book value of Company property in accordance with the principles of
Section 704(c) of the Code.

4.2 SECTION 704(c) ALLOCATIONS; SECTION 704(c)(1)(B) AND SECTION 737 ITEMS. In the event that the value of an item of property contributed to the Company differs from its adjusted tax basis, allocations of depreciation, depletion, amortization, gain, and loss with respect to such property will be made for federal income tax purposes in a manner that takes account of the variation between the adjusted tax basis and value of such property in accordance with
Section 704(c) of the Code using, as determined by the Advisory Committee, either (i) the traditional method specified in Treasury Regulations Section 1.704-3(b), (ii) the traditional method with curative allocations specified in Treasury Regulations Section 1.704-3(c), or (iii) the remedial allocation method specified in Treasury Regulations Section 1.704-3(d).

If (i) any property is contributed to the Company by any Member, (ii) such property is subsequently distributed to any Member, and (iii) pursuant to Sections 704 (c)(1)(B) and 737 of the Code, any gain is required to be recognized on such distribution by a contributing Member, the Advisory Committee, in its sole discretion, may make such amendments to this Agreement as it may deem necessary or appropriate, including but not limited to making a special distribution from the Company to such contributing Member in an amount determined by the Advisory Committee.

4.3      ALLOCATION OF NON-RECOURSE DEDUCTIONS.
Neither the Managing Member nor the Class A Member anticipate that the Company will incur or realize any "nonrecourse deductions" (as defined in applicable Treasury Regulations) or similar items but, if the Members anticipate at any time that the Company may incur or realize any such items, the Managing Member and the Class A Member may cause this Agreement to be amended to ensure to the extent feasible that any such items are allocated in a manner that is both consistent with the intent of the Members and likely to be respected for tax purposes.

4.4      ISSUANCE ITEMS.
Notwithstanding any provision of this Agreement other than this APPENDIX B, any income, gain, loss or deduction realized as a direct or indirect result of the compensatory issuance of a Company interest by the Company to a Member (the "ISSUANCE ITEMS") and, if necessary, all other items allocable to the Members under this Agreement, shall be allocated among the Members so that, to the extent possible, the net amount of such Issuance Items and other items allocated to each Member shall be equal to the net amount that would have been allocated to such Member if the Issuance Items had not been realized.